UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF

THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No. )

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☒ Definitive Information Statement

Maui Land & Pineapple Company, Inc.
(Name of Registrant As Specified In Its Charter)

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☐ Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT OF

THE MAJORITY STOCKHOLDER OF

MAUI LAND & PINEAPPLE COMPANY, INC.

Dear Stockholders of Maui Land & Pineapple Company, Inc.:

This notice and the accompanying information statement (the “Information Statement”) are being furnished to the stockholders of Maui Land & Pineapple Company, Inc., a Delaware corporation (“we,” “us,” “our,” or the “Company”), as of the Record Date (as defined in the Information Statement). The purpose of the Information Statement is to inform you of actions taken by Stephen M. Case, the holder of a majority of the outstanding shares of our common stock (the “Majority Stockholder”), approving and ratifying (a) the stock option grants and common stock grants under the Company’s 2017 Equity and Incentive Award Plan (the “Plan”) in 2023 and 2024 to members of its Board of Directors (the “Board”) for their service on the Board and Board committees, and (b) the stock option to purchase 400,000 shares of common stock on March 6, 2023, to R. Scot Sellers, as an inducement to cause Mr. Sellers to join the Board as a non-executive chairperson (collectively, the “Equity Awards”).

As of the close of business on the Record Date, we had 19,632,112 shares of common stock issued and outstanding, and the Majority Stockholder owned 11,983,382 shares of common stock, which represented over 61% of the voting power of the outstanding shares of common stock of the Company.

Our Board unanimously approved the Equity Awards and on August 5, 2024, the Majority Stockholder approved and ratified the Equity Awards (the “Stockholder Action”), in each case pursuant to the Delaware General Corporation Law (the “DGCL”), the Company’s certificate of incorporation (the “Certificate”), and the Company’s bylaws (the “Bylaws”). The written consent of the majority of the Company’s issued and outstanding common stock is sufficient to approve and ratify the Equity Awards under the DGCL, Certificate, and Bylaws, and the Board is not soliciting your proxy or consent in connection with the Stockholder Action.

This notice and the Information Statement are being furnished to inform our stockholders of the Stockholder Action in accordance with the requirements of Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 228(e) of the DGCL. Pursuant to the DGCL, the Stockholder Action will be deemed effective as of August 5, 2024, which date is the date in which the Majority Stockholder executed an action by written consent relating to the Stockholder Action and delivered the same to the Board. This notice and the Information Statement are being mailed to our stockholders on or about September 10, 2024. The enclosed Information Statement shall constitute the notice required under Section 228(e) of the DGCL.

We urge you to read the entire Information Statement carefully for a more complete description of these matters.

THE INFORMATION STATEMENT IS FOR YOUR INFORMATION ONLY. IT IS NOT A NOTICE OF MEETING OF STOCKHOLDERS, AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED IN THE INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors

/s/ R. Scot Sellers

R. Scot Sellers

Chairman of the Board of Directors

September 10, 2024

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

PURPOSE OF INFORMATION STATEMENT

This information statement (this “Information Statement”) is being mailed on or about September 10, 2024, to the holders of record of shares of our common stock, par value $0.0001 per share (our “Common Stock”) of Maui Land & Pineapple Company, Inc. (the “Company,” “we,” “us,” or “our”) as of the close of business on August 5, 2024 (the “Record Date”). This Information Statement is distributed to inform our stockholders of actions taken by Stephen M. Case (the “Majority Stockholder”), in his capacity as the holder of a majority of the outstanding shares of our Common Stock as of the Record Date. The Information Statement shall constitute the notice required under Section 228(e) of the Delaware General Corporation Law (“DGCL”).

OVERVIEW OF STOCKHOLDER ACTION

On August 5, 2024, the Majority Stockholder executed and delivered to us a written consent (the “Consent”) approving and ratifying (the “Stockholder Action”) (a) the stock option grants and Common Stock grants under the Company’s 2017 Equity and Incentive Award Plan (as amended to date, the “Plan”) in 2023 and 2024 to members of its Board of Directors (the “Board”) for their service on the Board and on Board committees; and (b) approving the stock option to purchase 400,000 shares on March 6, 2023, to R. Scot Sellers, as an inducement to cause Mr. Sellers to join the Board as a non-executive chairperson (collectively, the “Equity Awards”).

VOTES REQUIRED

The Board is not soliciting your consent or proxy in connection with the Stockholder Action, and no consents or proxies are being requested from stockholders.

Section 228 of the DGCL provides that stockholders of the Company may act by written consent without a meeting unless the Certificate provides otherwise. Article VI, Section C, of our Certificate provides, in relevant part, that, stockholders of the Company may act without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the actions to be taken, are signed by stockholders holding a number of outstanding shares representing not less than the minimum number of votes that would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote thereon were present and voted.

As of the close of business on the Record Date, we had 19,632,112 shares of Common Stock issued and outstanding. At the Record Date, the Majority Stockholder owned 11,983,382 shares of Common Stock, which represented over 61% of the voting power of the outstanding shares of Common Stock of the Company on the Record Date.

Equity Awards to Directors

The DGCL permits, and Article VI, Section C of our Certificate and Article II, Section 2.9 of our Bylaws provide, that approval of the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of the Company entitled to vote constitutes valid action by our stockholders. Approval of the Equity Awards by our stockholders is not required for the Equity Awards to be valid, but the stockholders may voluntarily approve and ratify the Equity Awards.

VOTES OBTAINED

The Majority Stockholder approved and ratified the Equity Awards by delivering to us the Consent without a meeting and without a vote in accordance with Section 228 of the DGCL and pursuant to our Certificate and Bylaws. Consequently, the Equity Awards were approved and ratified with the consent of the Majority Stockholder, who on the Record Date owned 11,983,382 shares of our Common Stock, which represented over 61% of the voting power of the outstanding shares of Common Stock of the Company on the Record Date.

EFFECTIVENESS OF THE STOCKHOLDER ACTION

Pursuant to the DGCL, the Stockholder Action relating to the Equity Awards will be deemed effective as of August 5, 2024, the date on which the Consent was delivered by the Majority Stockholder to the Board.

EQUITY AWARDS TO DIRECTORS

General

Prior to 2023, the Company had not previously provided any compensation to members of its Board for their service on committees of the Board and as chairpersons of such committees, and the Company did not have a non-executive chairperson of the Board. The Company’s outside consultant, Pay Governance, recommended that additional Board compensation be paid in approximately equal amounts of cash and equity. However, the Company believes that increasing the relative portion of equity compensation in lieu of cash compensation facilitates aligning the interests of directors with those of the stockholders of the Company. Consequently, the Company awarded stock option grants and common stock grants under the Plan in 2023 and 2024 in the amounts listed below to members of its Board for their service on the Board and for service on Board committees.

2023 Equity Awards
Director	Date	Shares
Glyn Aeppel	July 11, 2023	3,949 (stock grant)
	May 16, 2023	50,000 (option to purchase shares)
	May 16, 2023	21,000 (option to purchase shares)
	May 16, 2023	910 (stock grant)
	February 22, 2023	1,800 (stock grant)

John Sabin	July 11, 2023	3,949 (stock grant)
	May 16, 2023	50,000 (option to purchase shares)
	May 16, 2023	18,000 (option to purchase shares)
	May 16, 2023	910 (stock grant)
	February 22, 2023	1,800 (stock grant)

Anthony Takitani	July 11, 2023	3,949 (stock grant)
	May 16, 2023	50,000 (option to purchase shares)
	May 16, 2023	19,500 (option to purchase shares)
	May 16, 2023	910 (stock grant)
	February 22, 2023	1,800 (stock grant)

David Heenan	May 16, 2023	910 (stock grant)
	February 22, 2023	1,800 (stock grant)

Arthur Tokin	May 16, 2023	910 (stock grant)
	February 22, 2023	1,800 (stock grant)

2024 Equity Awards
Director	Date	Shares
Glyn Aeppel	May 16, 2024	65,375 (option to purchase shares)
	February 26, 2024	3,124 (stock grant)

John Sabin	May 16, 2024	68,000 (option to purchase shares)
	February 26, 2024	3,124 (stock)

Anthony Takitani	May 16, 2024	69,500 (option to purchase shares)
	February 26, 2024	3,124 (stock grant)

Catherine Ngo	May 16, 2024	63,125 (option to purchase shares)
	February 26, 2024	3,124 (stock grant)

Ken Ota	May 16, 2024	63,500 (option to purchase shares)
	February 26, 2024	3,124 (stock grant)

R. Scot Sellers	May 16, 2024	56,000 (option to purchase shares)
	April 1, 2024	8,556 (stock grant)

In addition, on March 6, 2023, the Company also awarded Mr. Sellers, as an inducement to cause Mr. Sellers to join the Board as a non-executive chairperson, a stock option to purchase 400,000 shares of Common Stock. The exercise price underlying each of the stock option grants on May 16, 2023, was $12.11 per share. The exercise price underlying each of the stock option grants on May 16, 2024, was $22.25 per share. The exercise price underlying the stock option grant on March 6, 2023, to Mr. Sellers was $9.08 per share. The 2023 Equity Awards, the 2024 Equity Awards and the stock option granted to Mr. Sellers are collectively referred to as the “Equity Awards.”

On August 5, 2024, the Majority Stockholder executed and delivered to us the Consent approving and ratifying the Equity Awards.

The 2023 Equity Awards and 2024 Equity Awards in the tables above exclude stock awards and stock options that were subsequently cancelled and are no longer outstanding.

Stockholder Approval

To approve and ratify the Equity Awards by our stockholders, the approval of the holders of a majority of the voting power of our outstanding Common Stock is required. As of the close of business on the Record Date, we had 19,632,112 shares of Common Stock issued and outstanding. On the Record Date, the Majority Stockholder owned 11,983,382 shares of our Common Stock, which represented over 61% of the voting power of the outstanding shares of Common Stock of the Company on the Record Date.

The Consent is sufficient to effect the Stockholder Action and no further stockholder vote or other action is required. Approval of the Equity Awards by our stockholders is not required for the Equity Awards to be valid, but the stockholders may voluntarily approve and ratify the Equity Awards. The Stockholder Action is deemed effective on August 5, 2024, which is the date that the Majority Stockholder executed the Consent and delivered the same to our Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of August 23, 2024, by (i) each beneficial owner of more than 5% of our outstanding shares of common stock, (ii) each of our directors, (iii) each of our named executive officers, and (iv) all of our directors and executive officers as a group. Unless otherwise indicated and subject to applicable community property and similar statutes, all persons listed below have sole voting and investment power over all shares of common stock beneficially owned.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Approximate Percent of Class(1)
BENEFICIAL OWNER OF MORE THAN 5% OF SHARES OF COMMON STOCK
TSP Capital Management Group, LLC(2)	1,228,029	6.25%
DIRECTORS AND NAMED EXECUTIVE OFFICERS(3)
Stephen M. Case(4)	11,983,382	61.04%
Race A. Randle	5,000	*
Wade K. Kodama	19,064	*
Anthony P. Takitani(5)	157,038	*
Glyn Aeppel(6)	116,439	*
John Sabin(7)	114,751	*
R. Scot Sellers(8)	169,889	*
A. Catherine Ngo(9)	34,687	*
Ken Ota(10)	31,750	*
All Directors and Executive Officers as a group (includes seven persons)	12,635,124	62.65%

*	Less than 1%

(1)

Information in this table concerning directors and named executive officers is based upon information supplied by our directors and named executive officers. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC"). Applicable percentage ownership is based on 19,632,112 shares of common stock outstanding as of August 23, 2024. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options currently exercisable, or exercisable within 60 days of August 23, 2024, are deemed outstanding.

(2)

Based on a Schedule 13G/A dated January 11, 2024, filed with the SEC. The Schedule 13G/A states that TSP Capital Management Group, LLC has sole dispositive power with respect to 1,228,029 shares of our common stock. The business address of TSP Capital Management Group, LLC is 382 Springfield Avenue, Suite 500, Summit, New Jersey 07901.

(3)	The business address of each director and named executive officer listed is c/o Maui Land & Pineapple Company, Inc., 500 Office Road, Lahaina, Hawaii 96761.

(4)

Substantially all shares beneficially owned by Stephen M. Case are indirectly owned by the Stephen M. Case Revocable Trust. Mr. Case is the sole trustee of the Stephen M. Case Revocable Trust and has the sole power to vote the stock and to sell or otherwise make investment decisions with respect to the shares. Mr. Case has pledged 7,814,012 of his shares to Bank of Hawaii as collateral security for certain obligations.

(5)	Includes 104,250 shares of common stock exercisable under options within 60 days of August 23, 2024.

(6)	Includes 103,688 shares of common stock exercisable under options within 60 days of August 23, 2024.

(7)	Includes 102,000 shares of common stock exercisable under options within 60 days of August 23, 2024.

(8)	Includes 161,333 shares of common stock exercisable under options within 60 days of August 23, 2024.

(9)	Includes 31,563 shares of common stock exercisable under options within 60 days of August 23, 2024.

(10)	Includes 31,750 shares of common stock exercisable under options within 60 days of August 23, 2024.

COMPENSATION OF DIRECTORS

Director Compensation

The follow table sets forth all compensation paid or awarded to our non-employee directors for the fiscal year ended December 31, 2023.

Name	Fees earned or paid in cash(1)	Stock awards ($)	Option awards ($)(2)	All other compensation ($)	Total ($)(3)
Glyn Aeppel	$44,967	$67,459	275,685	-	$388,111
Stephen M. Case	$44,967	$67,459	217,441	-	$329,867
David Heenan(4)	$20,132	$30,200	-	-	$50,332
John Sabin	$44,967	$67,459	264,036	-	$376,462
R. Scot Sellers(5)	$57,875	$157,125	1,824,495	-	$2,039,495
Anthony P. Takitani	$44,967	$67,459	269,860	-	$382,286
Arthur Tokin(4)	$20,132	$30,200	-	-	$50,332

(1)

These amounts consist of a quarterly retainer. They do not include amounts paid to independent directors for reimbursements for travel expenses or other reasonable out-of-pocket expenses that are related to their Board service. From January 1, 2023 to May 16, 2023, the retainer was $11,000 per quarter. Effective May 17, 2023 to December 31, 2023, the retainer was $10,000 per quarter. Prorations were made for each director to reflect their service during 2023.

(2)

Aggregate grant date fair value (computed in accordance with FASB ASC topic 718) of stock awards granted in 2023, which vest quarterly. Assumptions used in the calculation of these amounts are included in Note 11 to our consolidated financial statements in our 2023 Annual Report on Form 10-K (the “2023 Annual Report”).

(3)

As of December 31, 2023, our directors owned the following stock awards and option awards:

●  Ms. Aeppel held 9,627 stock awards and 71,000 options to purchase common stock,

●  Mr. Case held 6,659 stock awards and 56,000 options to purchase common stock,

●  Mr. Heenan held 31,777 stock awards,

●  Mr. Sabin held 9,627 stock awards and 68,000 options to purchase common stock,

●  Mr. Sellers held 18,804 stock awards and 463,500 options to purchase common stock,

●  Mr. Takitani held 49,664 stock awards and 69,500 options to purchase common stock, and

●  Mr. Tokin held 61,284 stock awards.

Effective August 5, 2024, all stock awards and options to purchase common stock held by Mr. Case were cancelled, and 63,500 options to purchase common stock and 18,804 shares under stock awards granted to Mr. Sellers in 2023 were cancelled. Adjusting for such cancellations as of December 31, 2023, Mr. Case would not hold any stock awards or option awards and Mr. Sellers would hold 400,000 options to purchase common stock, resulting in total compensation of $44,967 for Mr. Case and $1,635,807 for Mr. Sellers, on an as adjusted basis.

(4)

Messrs. Heenan and Tokin did not stand for re-election to the Board. Their last day of service was May 16, 2023, at the conclusion of the Annual Meeting. Their cash retainer and stock grants were prorated to 45.75% of $44,000 cash retainer and $66,000 in stock grants.

(5)

Mr. Sellers was a Board observer prior to being appointed to the Board as chairperson effective April 1, 2023. For his Board observer service, Mr. Sellers was paid $11,000 in cash retainer and issued 1,800 shares of stock. Effective April 1, 2023, Mr. Sellers was appointed as chairperson of the Board and chairperson’s compensation was approved as $62,500 cash retainer payable over 4 calendar quarters beginning June 30, 2023, and issued 17,004 shares of stock to be vested over 4 quarters beginning June 30, 2023. On March 6, 2023, the Company also awarded Mr. Sellers, as an inducement to cause Mr. Sellers to join the Board as a non-executive chairperson, a stock option to purchase 400,000 shares of common stock vesting in three equal annual installments commencing on June 1, 2024. On May 16, 2023, Mr. Sellers received options to purchase 63,500 shares of common stock for Board and committee service. Options to purchase 63,500 shares of common stock and 18,804 shares under stock awards were subsequently cancelled and are no longer outstanding.

In 2023, all non‑employee directors received cash retainer fees. We expect each director to attend Board meetings; therefore, we do not pay additional compensation for meeting attendance. Non‑employee directors were also granted restricted common stock under the Plan for the calendar year, which vest quarterly. The directors have voting and regular dividend rights with respect to the unvested restricted shares but have no right to dispose of them until such time as they are vested. Should a director depart from the Board for any reason or not be re-elected to the Board, the cash retainer, restricted share vesting, and option vesting will be prorated to the last date of service. Any unpaid cash retainer and unvested restricted shares and options due to the director’s departure from the Board will be cancelled.

COMPENSATION OF EXECUTIVE OFFICERS

Overview

This section discusses the material components of the executive compensation program offered to our principal executive officer, and our two other most highly compensated executive officers. This narrative discussion of the compensation objectives, policies and arrangements that apply to our named executive officers is intended to be read in conjunction with the compensation table and related disclosures set forth below. We are a “smaller reporting company” as defined in applicable SEC rules. In preparing the disclosures in this section, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies.” This discussion contains forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from the compensation policies and arrangements summarized in this discussion.

Named Executive Officers

Our named executive officers (the “Named Executive Officers”) for the year ended December 31, 2023, were:

●	Race A. Randle, our Chief Executive Officer (Principal Executive Officer);

●	Wade K. Kodama, our Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer);

●	Warren H. Haruki, our Former Board Chairman and Chief Executive Officer; and

●	Paulus Subrata, our Former Vice President.

Executive Officer Compensation

The following table (the “Summary Compensation Table”) sets forth information regarding the compensation awarded to, earned by, and paid to each of our Named Executive Officers for the years ended December 31, 2023, and December 31, 2022:

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards Annual ($)(1)	Stock Awards Long ($)(2)	All Other Compensation ($)		Total
Race A. Randle (3)	2023	$353,846	(4)	$150,000	(5)	$274,038	$274,038	$97,539	(6)	$1,149,461
Chief Executive Officer
(Principal Executive Officer)

Wade K. Kodama	2023	$210,000		-		$73,500	$73,500	$300	(7)	$357,300
Chief Financial Officer	2022	200,000		-		61,600	61,600	696	(7)	323,896
(Principal Financial Officer and Principal Accounting Officer)

Warren H. Haruki	2023	$146,504	(8)	-		542,861	798,372	$287,593	(9)	$1,775,330
Former Chairperson & Chief Executive Officer	2022	$430,000		-		$473,000	$302,720	$348	(7)	$1,206,068

Paulus Subrata	2023	$78,916	(10)	-		107,003	77,621	$168,083	(11)	$431,623
Former Vice President	2022	$160,000		-		$70,400	$70,400	$696	(7)	$301,496

(1)

Stock Awards Annual includes the annual incentive compensation payable in our Common Stock. Amounts reflect the aggregate grant date fair value of our Common Stock in accordance with FASB ASC Topic 718. Refer to the section entitled “Incentive-Based Compensation.”

(2)

Stock Awards Long Term includes the long-term incentive compensation payable in our Common Stock over three years, vesting quarterly. Amounts reflect the aggregate grant date fair value of our Common Stock in accordance with FASB ASC Topic 718. Refer to the section entitled “Incentive-Based Compensation.”

(3)	Mr. Randle was appointed as Chief Executive Officer on April 1, 2023.

(4)	Mr. Randle’s 2023 salary amounted to $353,846 ($500,000 base salary prorated from April 1, 2023 to December 31, 2023).

(5)	This amount is comprised of a signing bonus received upon the commencement of Mr. Randle’s employment.

(6)	This amount is comprised Mr. Randle’s relocation allowance.

(7)	This amount is comprised of the value of life insurance benefits.

(8)	This amount is comprised of $119,515 in base salary and $26,989 in paid time-off payout.

(9)	This amount is comprised of $287,308 in cash based severance and $285 as recognized value of life insurance benefits.

(10)	This amount is comprised of $71,908 in base salary and $7,008 in paid time-off payout.

(11)	This amount is comprised of $168,000 in cash based severance and $83 as recognized value of life insurance benefits.

Narrative to Summary Compensation Table

Our Compensation Committee has retained the services of Pay Governance, LLC, an outside compensation consultant, to assist in the evaluation of compensation packages offered to our Named Executive Officers. Compensation levels and incentive structures in 2023 and 2022 were based on studies in October 2022 and 2021 by Pay Governance, LLC, of market data from peer companies in the real estate management and development industries comparable to our Company. This applied to all Named Executive Officers with the exception of Mr. Randle who was hired effective April 1, 2023. Mr. Randle’s compensation was determined by the consensus of the Board in relation to market compensation for chief executive officer roles across similar companies.

Shares granted for annual incentive compensation are not subject to vesting. In March 2023, 6,718 shares of our Common Stock were granted to Mr. Kodama for 2022 annual incentive compensation.

In February 2023, 6,720 restricted shares of our Common Stock that vest quarterly over three years were granted to Mr. Kodama, for 2022 long-term incentive compensation. Messrs. Randle and Kodama have voting and regular dividend rights with respect to the unvested restricted shares but have no right to dispose of them until such time as they are vested. The restricted shares will fully vest if there is a change-in-control of the Company, as defined by the Plan.

Terms of Employment

None of our Named Executive Officers has a written employment agreement with the Company, other than offer letters with Messrs. Randle and Kodama. The material terms of employment for our Named Executive Officers include:

●	Specific responsibilities, duties and professional expectations of the position;
●

Compensation of annual base salary and the equity incentive plan awards of both annual and long-term incentives based on the annual compensation study conducted by independent third party and approved by the Compensation Committee;

●	Executive severance plan, refer to the section entitled “Executive Severance Plan”;
●	Adherence to the confidentiality obligations; and
●	Adherence to our Code of Business Conduct and Ethics.

Below is a summary of our employment arrangements with each of our Named Executive Officers. For additional information regarding their severance arrangements, refer to the section entitled “Executive Severance Plan.”

Race A. Randle

Pursuant to his employment arrangement with the Company, Mr. Randle received an annual base salary of $500,000, a signing bonus of $150,000 and relocation allowance amounting up to $100,000 of which $97,539 was claimed. In addition, Mr. Randle received an annual incentive award of our Common Stock equal to 100% achievement of 75% of his prorated base salary. For the year ending December 31, 2023, this amounted to $274,038 at the time of grant. Mr. Randle also receives a long-term incentive award equal to 100% achievement of 75% of his prorated base salary each year, which is subject to quarterly vesting for a period of three years and amounted to $274,038 for the year ending December 31, 2023.

Wade K. Kodama

Pursuant to his employment arrangement with the Company, Mr. Kodama’s annual base salary was $210,000. In addition, Mr. Kodama received an annual incentive award of our Common Stock equal to 100% achievement of 35% of his base salary. For the year ending December 31, 2023, this amounted to $73,500 at the time of grant. Mr. Kodama also receives a long-term incentive award equal to 100% achievement of 35% of his base salary each year, which is subject to quarterly vesting for a period of three years and amounted to $73,500 for the year ending December 31, 2023.

Incentive-Based Compensation

Our Compensation Committee annually reviews and approves an incentive compensation plan for our Named Executive Officers and certain members of management. Payouts under the 2023 and 2022 incentive compensation plans were payable in Common Stock and were based on achieving predetermined thresholds under performance measurements weighted as follows: for 2023, adjusted EBITDA (as defined), 20%, real estate thresholds, 20%, leasing thresholds, 20%, resort amenity thresholds, 20% and business operations thresholds, 20%. For 2022, adjusted EBIDTA (as defined), 20%, sale of assets and real estate, 30%, and increase in stockholder value, 50%. During 2023, all thresholds were met with the exception of the adjusted EBITDA target. For 2022, thresholds were exceeded for all performance measurements with the exception of sale of assets and real estate for resulting in payout percentages of 100% and 88%, respectively.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information regarding outstanding equity awards held by our Named Executive Officers as of December 31, 2023.

		Stock Awards
Name	Award Date	Number of shares or units of stock that have not vested		Market value of shares or units of stock that have not vested(1)

Wade K. Kodama	2/21/23	4,480	(2)	$71,187

	2/09/22	446	(3)	$7,087

(1)	The amounts in this column were calculated based on the closing price of our Common Stock as of December 31, 2023, which was $15.89 per share as reported by the New York Stock Exchange.

(2)

This amount represents shares subject to a restricted stock award that was granted on February 21, 2023 and remained unvested as of December 31, 2023. The shares vest quarterly over a three-year period and will fully vest if there is a change-in-control of the Company, as defined by the Plan.

(3)

This amount represents shares subject to a restricted stock award that was granted on February 9, 2022, and remained unvested as of December 31,2023. The shares vest quarterly over a three-year period and will fully vest if there is a change-in-control of the Company, as defined by the Plan.

Executive Severance Plan

The Company maintains an executive severance plan (the “Severance Plan”), to retain key executives and encourage such executives to use their best business judgment in managing the affairs of the Company. The Severance Plan is administered by our Compensation Committee and provides certain severance benefits in the event an executive is involuntary terminated. As of December 31, 2023, the Severance Plan covered the Company’s Named Executive Officers.

Under the terms of the Severance Plan, if a participant experiences (a) a separation from service as a result of the participant’s death or disability or (b) an involuntary separation from service by the Company without cause or as a result of the participant’s resignation for good reason, the Company shall pay to the participant certain severance benefits as defined in the Severance Plan. If a participant is terminated by the Company for cause or resigns without good reason, the participant is not entitled to any severance payments or benefits.

The following table shows the potential payments that would have been made to the Company’s Named Executive Officers under the terms of the Severance Plan, assuming a separation date of December 31, 2023:

Name / Benefit	Severance Pay(1)	Incentive Compensation Plan Severance(2)	Health Insurance (3)	Total
Race A. Randle
Termination upon death or disability	$353,846	$-	$-	$353,846
Termination without cause or resignation for good reason	$707,692	$-	$21,876	$729,568

Wade K. Kodama
Termination upon death or disability	$157,500	$56,175	$-	$213,675
Termination without cause or resignation for good reason	$300,000	$112,350	$36,959	$464,309

(1)

Represents a lump sum payment of the named executive officer’s annual base salary multiplied by 100% for the chief executive officer and 75% for the chief financial officer in the event of termination upon death or disability. Represents severance payments of the Name Executive Officer’s base salary at the time of termination paid over a period of 24 months for the chief executive officer, 18 months for the chief financial officer in the event of termination without cause or resignation for good reason.

(2)

Represents the average value of the previous two-years of granted incentive awards to the named executive officers multiplied by 100% for the chief executive officer and 75% for the chief financial officer in the event of termination upon death or disability. Represents the average value of the previous two-years of granted incentive awards to the named executive officers multiplied by 200% for the chief executive officer and 150% for the chief financial officer in the event of termination without cause or resignation for good reason.

(3)

Continued coverage for the participant and any dependents under the Company’s group health plan in which the participant and any dependents were entitled to participate immediately prior to the participant’s separation from service.

Pay Versus Performance

Pursuant to Item 402(v) of Regulation S-K of the Securities Exchange Act of 1934, as amended, the following table sets forth information about the relationship between the compensation actually paid to our Named Executive Officers and certain performance metrics of the Company. For further information regarding executive compensation considerations and decisions for our Named Executive Officers, refer to the section entitled “Executive Officer Compensation.”

Year	Summary Compensation Table Total for Current PEO(1)		Compensation Actually Paid To Current PEO(1)(3)		Summary Compensation Table Total for Former PEO(1)	Compensation Actually Paid to Former PEO(1)	Average Summary Compensation table total for Non-PEO NEOs(1)	Average Compensation Actually Paid to Non-PEO NEOs(1)(2)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return(3)	Net Income (loss) ($ in millions)(4)
2023		$1,149,461		$1,188,358	$1,775,330	$1,775,330	$394,462	$365,439	$158.90	$(3,080,000)
2022	$	N/A	$	N/A	$1,206,068	$642,721	$312,696	$293,498	$87.04	$1,787,000
2021	$	N/A		N/A	$1,095,762	$314,375	$164,720	$126,625	$82.23	$(3,420,000)

(1)

This table reflects the amounts reported in the Summary Compensation Table for Race A. Randle, our current principal executive officer (the “PEO”), and Warren H. Haruki, our former PEO, for each of the years listed. The non-PEO named executive officers (the “Non-PEO NEOs”) for whom the average compensation is presented in this table are: (i) for fiscal 2023, Wade K. Kodama, (ii) for fiscal year 2022, Mr. Kodama and Paulus Subrata, and (iii) for fiscal year 2021, Mr. Kodama, Mr. Subrata, and Michael S. Hotta. Mr. Hotta served as chief financial officer through September 3, 2021 and Mr. Kodama filled the vacancy for chief financial officer on October 1, 2021.

(2)

The dollar amounts reflected in this column represent the “compensation actually paid” to the PEO and the Non-PEO NEOs, respectively, computed in accordance with Item 402(v) of Regulation S-K. The following table reflects the adjustments made to determine the “compensation actually paid” (all amounts are averages for the Non-PEO NEOs):

Year	Executive(s)	Summary Compensation Table Total	Deduct Stock Awards Granted in Year	Add Year- End Fair Value of Unvested Equity Awards Granted In Year	Change in Fair Value of Unvested Equity Awards Granted in Prior Years	Change in Vesting Date Fair Value of Equity Awards Granted in Prior Years Which Vested in Year	Compensation Actually Paid
2023	Current PEO	$1,149,461	$(944,655)	$271,431	$0	$399,186	$1,188,358
	Former PEO	$1,775,330					1,775,330
	Non-PEO NEOs	$394,462	$(165,812)	$53,501	$16,017	$67,271	$365,439
2022	Current PEO	N/A	N/A	N/A	N/A	N/A	N/A
	Former PEO	$1,206,068	$(680,000)	$176,667	$(33,341)	$(26,673)	$642,721
	Non-PEO NEOs	$312,696	$(37,250)	$24,833	$(3,768)	$(3,014)	$293,498
2021	Current PEO	N/A	N/A	N/A	N/A	N/A	N/A
	Former PEO	$1,095,762	$(1,003,885)	$261,173	$(34,701)	$(3,974)	$314,375
	Non-PEO NEOs	$247,081	$(134,274)	$44,758	$(27,761)	$(3,180)	$126,625

(3)	Total shareholder return (“TSR”) is determined based on the value of an initial fixed investment of $100 on December 31, 2021.

(4)	Net Income as reported in our 2023 Annual Report.

(5)

The average Summary Compensation Table total for Non-PEO NEOs for the fiscal year ended 2021, includes both Mr. Hotta’s total compensation as chief financial officer for the fiscal year ended 2021 and Mr. Kodama’s total compensation as interim chief financial officer for the remainder of fiscal year 2021.

Relationship Between Compensation Actually Paid and Cumulative TSR

Relationship Between Compensation Actually Paid and Net Income

DISSENTERS’ RIGHTS

Under the DGCL, holders of our Common Stock are not entitled to dissenter’s rights of appraisal with respect to the Stockholder Action.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Other than the foregoing, no director, executive officer, associate of any director, executive officer or any other person has any substantial interest, direct or indirect, in the Stockholder Action.

DISTRIBUTION AND COSTS

Only one Information Statement is being delivered to multiple security holders sharing an address unless the we have received contrary instructions from one or more of the security holders. We will deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the documents was delivered. A security holder can notify us that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to us or calling us at the contract information below and requesting a copy of the Information Statement. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements, proxy statements and annual reports. Our contact information is: Maui Land & Pineapple Company, Inc. 500 Office Road, Lahaina, HI 96761, Attention: Corporate Secretary, (808) 877-3351. We will pay the cost of preparing, printing and distributing this Information Statement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “Investors” at www.mauiland.com. Information contained on our website is not a part of this Information Statement and the inclusion of our website address in this Information Statement is an inactive textual reference only.

By Order of the Board of Directors

/s/ R. Scot Sellers

R. Scot Sellers

Chairman of the Board of Directors

September 10, 2024